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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                                TSX CORPORATION

     The undersigned hereby certify that:

     I. they are the President and Secretary, respectively, of TSX Corporation, a Nevada corporation (the "Corporation");

     II. at a duly held annual meeting of the stockholders of the Corporation, held at Denver, Colorado on September 26, 1996, the stockholders of the Corporation adopted and approved the following amendment to the Articles of Incorporation of the Corporation:

      IT IS HEREBY RESOLVED, that Article Four of the Articles of
      Incorporation of the Corporation shall be amended to read in full as follows:

      FOURTH: That the total number of shares of stock that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 10,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").

           1. The Board of Directors of the Corporation may at any time or from time to time, without any vote of the holders of the Corporation's capital stock, issue all or any part of the unissued capital stock of the Corporation authorized under these Articles of Incorporation and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class and series of the Corporation's capital stock such as, but not limited to:

                (i) the name and number of the series and the number of shares of each such series;

                (ii) the dividend rights or preferences of each such series, including rights to participate in dividends and rights to cumulative dividends, in all cases subject to such limitations, restrictions or conditions on the payment of such dividends as the Board of Directors may determine;

                (iii) the rights and preferences of each such series in relation to any other class or series of capital stock in case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;




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                (iv)  whether the shares of each such series shall be
      redeemable at the option of the Corporation, or whether the Corporation shall be obligated to redeem such shares and the terms thereof;

                (v) the conversion or exchange rights of the shares of each such series, if any, and the terms and conditions thereof, including appropriate anti-dilution provisions; and

                (vi) the voting rights, if any, of the shares of each such series in addition to those provided by applicable law shall be determined by the Board of Directors of the Corporation.

           2. No holder of stock of any class of the Corporation shall as such holder have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into stock of the Corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any stock of the Corporation other than such (if any) as the Board of Directors of the Corporation, in its discretion, may determine from time to time.

           3. The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of stock of any class of the Corporation for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, notes, property, services or any other form permitted under Nevada law. Any and all such shares the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     III. the number of shares of common stock entitled to vote on the above-referenced amendment (the "Amendment") was 15,421,544 shares, and that a vote of at least a majority of the voting power of such shares (or at least 7,710,773 shares) was required to approve the Amendment;

     IV.  The stockholder vote on the Amendment was as follows:

                   In Favor:               11,269,538
                   Against:                 4,001,383
                   Abstain:                    18,370;


     consequently, the stockholder vote required to approve the Amendment was satisfied.


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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment as of the 22 day of November, 1996.

                                        By: /s/ WILLIAM H. LAMBERT
                                           -------------------------------
                                           William H. Lambert, President
                                        By: /s/ VICTOR D. GHERSON
                                           -------------------------------
                                           Victor D. Gherson, Secretary
STATE OF TEXAS     )
                   )
COUNTY OF EL PASO  )


     This instrument was acknowledged before me on November 22, 1996. by William H. Lambert as President of TSX Corporation.


                                        /s/ GABRIELLE L. ROBINSON
                                        ------------------------------
                                        NOTARY PUBLIC


STATE OF TEXAS     )
                   )
COUNTY OF EL PASO  )


     This instrument was acknowledged before me on November 22, 1996 by Victor D. Gherson as Secretary of TSX Corporation.



                                        /s/ GABRIELLE L. ROBINSON
                                        ------------------------------
                                        NOTARY PUBLIC



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